UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2023

The First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Mississippi	000-22507	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	FBMS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

Closing of Acquisition of Heritage Southeast Bancorporation, Inc.

Effective January 1, 2023, The First Bancshares, Inc., a Mississippi corporation (the “Company”) completed its previously announced merger (the “Merger”) with Heritage Southeast Bancorporation, Inc., a Georgia corporation (“HSBI”) pursuant to that certain Agreement and Plan of Merger by and between FBMS and HSBI, dated as July 27, 2022 (the “Merger Agreement”). On January 1, 2023, HSBI merged with and into the Company, with the Company as the surviving corporation.  Immediately following the Merger, HSBI’s wholly owned subsidiary bank, Heritage Southeast Bank, merged with and into the Company’s wholly-owned subsidiary bank, The First Bank, with The First Bank as the surviving bank and continuing its corporate existence under the name “The First Bank” (the “Bank Merger”, and together with the Merger, the “Mergers”).

Pursuant to the Merger Agreement, holders of HSBI common stock will receive 0.965 of a share of Company common stock (the “Exchange Ratio”) (subject to the payment of cash in lieu of fractional shares) for each share of HSBI common stock held immediately prior to the effective time. Each share of Company common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger. The Company will issue up to approximately to 6,920,909 shares of Company common stock in connection with the Merger.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 1, 2022.

Item 8.01	Other Events

On January 3, 2023, FBMS issued a press release announcing the completion of the Mergers. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired

The financial statements of HSBI required by Item 9.01(a) of Form 8-K will be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 27, 2022, by and between The First Bancshares, Inc. and Heritage Southeast Bancorporation, Inc. (incorporated by reference to Exhibit 2.1 to The First Bancshares, Inc.’s Current Report on Form 8-K filed on August 1, 2022).

99.1	Press Release of The First Bancshares, Inc., dated January 3, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC.

By:	/s/ Donna T. (Dee Dee) Lowery
Name:	Donna T. (Dee Dee) Lowery
Title:	Chief Financial Officer

Date:  January 3, 2023